                                                                   Exhibit 11(i)


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" and "Independent Auditors" in the prospectuses included in Post-Effective Amendment No. 28 to the Registration Statement (Form N-1A No. 811-5669) of Fifth Third Funds (formerly Fountain Square Funds) and to the use of our reports dated September 24, 1998, for the Fountain Square Funds incorporated by references therein and to the use of our report dated October 28, 1998, for the Fifth Third Cardinal Fund and Fifth Third Tax Exempt Money Market Fund incorporated therein.


                                                 /s/ ERNST & YOUNG LLP
                                                 ---------------------
Cincinnati, Ohio
October 28, 1998